Exhibit 99.1


COMVERSE TO ACQUIRE VOIP APPLICATION LEADER NETCENTREX S.A.


Combination Expected To Bring Innovative VoIP- & IMS-Based Communication Applications & Fixed-Mobile Converged Solutions To Service Providers

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NEW YORK, NY,  APRIL 10, 2006


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Comverse Technology, Inc. (NASDAQ: CMVT) today announced that Comverse Inc. has signed a definitive agreement to acquire privately-held Netcentrex S.A., for approximately $164 million in cash, subject to certain adjustments and a contingent earnout of up to an additional $16 million. The actual amount of the contingent earnout payment, if any, will be determined based upon achievement of certain financial targets by the Netcentrex business during the remainder of fiscal 2006 and for fiscal 2007.

The combination of Netcentrex, a leader in network-based software enabling IP-based voice-video-data ("triple-play") and FMC (fixed-mobile convergence) solutions for service providers, serving the enterprise and consumer segments, with Comverse's portfolio of value-added multimedia messaging, content and converged billing solutions, is expected to benefit operators deploying differentiating, multimedia services in the VoIP (Voice-over-Internet Protocol) and IMS (IP Multimedia Subsystem) domains. The acquisition, which is expected to close by July 1, 2006, is projected to be neutral to the company's fiscal 2006 (year ending January 31, 2007) pro forma net income. Pro forma net income excludes the impact of purchase accounting adjustments related to the write-down of deferred revenue, amortization of intangibles, and other acquisition-related costs, among other items.

Kobi Alexander, Chairman and CEO of Comverse Technology, said, "We believe VoIP, FMC and IMS-based communication services are poised to grow in the coming years, and that Netcentrex is well-positioned to address many of these opportunities. Together, the two companies offer a broad portfolio that enables converged voice-video-data solutions, serving wireless, fixed, cable, MVNO and Internet-based communication service providers."

Zeev Bregman, CEO of Comverse, the company's network systems unit, said, "Netcentrex complements our product portfolio, technology, and strategic direction. Netcentrex's leading telco-grade application server, rich IP Centrex, Class 5 and video services and proven market position (with over 2.8M live VoIP lines), together with Comverse's telecom VAS and billing leadership, create a synergetic, unique VoIP, FMC and IMS offering."

"We are delighted to join forces with Comverse," said Olivier Hersent, Chairman and CTO of Netcentrex. "Our combined expertise will benefit both existing and new clients, and will allow all types of operators to build innovative service bundles based on IP applications."

Netcentrex brings to Comverse a broad suite of software-based converged voice-video-data-over-IP solutions, supporting the consumer and enterprise offerings of approximately 50 service providers, including AOL Germany, Comunitel (Tele2), Fastweb, France Telecom, Telefonica Deutschland GmbH and Tiscali.

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For the year ended December 31, 2005, Paris-based Netcentrex generated revenues of approximately $50 million.

The acquisition is subject to a number of closing conditions, including approvals or expiration of waiting periods with respect to filings required by competition laws or regulations, receipt of certain third party consents, the tender of substantially all of Netcentrex shares by their holders at closing and other customary conditions.

ABOUT COMVERSE

Comverse, a unit of Comverse Technology, Inc. (NASDAQ: CMVT), is the world's leading provider of software and systems enabling network-based multimedia enhanced communication and billing services. The company's Total CommunicationSM portfolio includes value-added messaging, personalized data and content-based services, and real-time converged billing solutions. Over 450 communication and content service providers in more than 120 countries use Comverse products to generate revenues, strengthen customer loyalty and improve operational efficiency. For additional information, visit the Comverse website at www.comverse.com or the Comverse Technology website at www.cmvt.com.

ABOUT NETCENTREX

Netcentrex develops unique next generation network (NGN) voice and video solutions that enable telecom operators and service providers to deliver voice-video-data and fixed-mobile converged services for both the consumer and enterprise markets. Solutions include IP telephony, video telephony, Triple Play, IP Centrex, voice/video VPN, contact center and IVR services. All solutions are built on the same IMS compliant infrastructure that includes an application softswitch, media services, provisioning and management.

Founded in 1998, Netcentrex has over 2.8 million VoIP lines in commercial service and has been recognized as the worldwide leader for Class 5 application servers. The company has sales in over 25 countries and over 50 operator and service provider customers. Leading European and US venture capital firms back the privately held company. For more information, please see www.netcentrex.net.



All product and company names mentioned herein may be registered trademarks or trademarks of Comverse or the respective referenced company(s).

Note: This release may contain "forward-looking statements" under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important factors that could cause actual results to differ materially include: the results of the special committee, appointed by the Board of Directors on March 14, 2006, to review matters relating to the Company's stock option grants, including, but not limited to, the accuracy of the stated dates of option grants and whether all proper corporate procedures were followed; any restatement of financial statements of the Company or other actions that may be taken or required as a result of such reviews; risks associated with integrating the business and employees of the GSS division of CSG Systems, International; changes in the demand for the Company's products; changes in capital spending among the Company's current and prospective customers; the risks associated with the sale of large, complex, high capacity systems and with new product introductions as well as the uncertainty of customer acceptance of these new or enhanced products from either the Company or its competition; risks associated with rapidly changing technology and the ability of the Company to introduce new products on a timely and cost-effective basis; aggressive competition may force the Company to reduce prices; a failure to compensate any decrease in the sale of the Company's traditional products with a corresponding increase in sales of new products; risks associated with changes in the competitive or regulatory environment in which the Company operates; risks associated with prosecuting or defending allegations or claims of infringement of intellectual property rights; risks associated with significant foreign operations and international sales and investment activities, including fluctuations in foreign currency exchange rates, interest rates, and valuations of public and private equity; the volatility of macroeconomic and industry conditions and the international marketplace; risks associated with the Company's ability to retain existing personnel and recruit and retain qualified personnel; and other risks described in filings with the Securities and Exchange Commission. These risks and uncertainties, as well as others, are discussed in greater detail in the filings of the Company with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These documents are available through the Company, or its website, www.cmvt.com, or through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

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CONTACTS:
Investors/Business Press:
-------------------------
Paul D. Baker
Comverse Technology, Inc.
One Huntington Quadrangle
Third Floor
Melville, New York 11747
(516) 677-7226



























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